EXHIBIT 15.1

To the Stockholders and Board of Directors of

FedEx Corporation

We are aware of the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-234010) pertaining to the FedEx Corporation 2019 Omnibus Stock Incentive Plan,

(2) Registration Statement (Form S-8 No. 333-222198) pertaining to the FedEx Corporation 2010 Omnibus Stock Incentive Plan, as amended, and the FedEx Corporation 2019 Omnibus Stock Incentive Plan,

(3) Registration Statement (Form S-8 No. 333-192957) pertaining to the FedEx Corporation 2010 Omnibus Stock Incentive Plan,

(4) Registration Statement (Form S-8 No. 333-171232) pertaining to the FedEx Corporation 2010 Omnibus Stock Incentive Plan,

(5) Registration Statement (Form S-8 No. 333-45037) pertaining to the FDX Corporation Adjustment Program,

(6) Registration Statement (Form S-8 No. 333-100572) pertaining to the FedEx Corporation 2002 Stock Incentive Plan,

(7) Registration Statement (Form S-8 No. 333-111399) pertaining to the FedEx Corporation Incentive Stock Plan,

(8) Registration Statement (Form S-8 No. 333-121418) pertaining to the FedEx Corporation Incentive Stock Plan,

(9) Registration Statement (Form S-8 No. 333-130619) pertaining to the FedEx Corporation Incentive Stock Plan,

(10) Registration Statement (Form S-8 No. 333-156333) pertaining to the FedEx Corporation Incentive Stock Plan, and

(11) Registration Statement (Form S-3 No. 333-240157) of FedEx Corporation and Federal Express Corporation;

of our report dated March 17, 2022, relating to the unaudited condensed consolidated interim financial statements of FedEx Corporation that are included in its Form 10-Q for the quarter ended February 28, 2022.

/s/ Ernst & Young LLP

Memphis, Tennessee

March 17, 2022